EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-74556, 33-87756, 33-87760 and 33-45917) and in
the Registration Statement on Form S-4 (No. 333-72577), of our report dated January 21, 1999, appearing on page 47 of the 1998 Annual Report to Shareholders of GreenPoint Financial Corp., which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP

March 29, 1999
New York, New York